UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

————

SCHEDULE 14C

(Rule 14c-101)

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement

☐	Definitive Information Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))

AmericaTowne, Inc.

(Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required

☐	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

(1)	Title of each class of securities to which transaction applies: _____________________

(2)	Aggregate number of securities to which transaction applies: _____________________

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined): _____________________

(4)	Proposed maximum aggregate value of transaction: _____________________

(5)	Total fee paid: _____________________

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: _____________________

(2)	Form, Schedule or Registration Statement No.: _____________________

(3)	Filing Party: _____________________

(4)	Date Filed: _____________________

AMERICATOWNE, INC.

4700 Homewood Court, Suite 100

Raleigh, North Carolina 27609
(888) 406-2713

NOTICE OF ACTION BY
WRITTEN CONSENT OF MAJORITY SHAREHOLDERS

WE ARE NOT ASKING YOU FOR A PROXY
AND YOU ARE REQUESTED NOT TO SEND US A PROXY

THIS IS NOT A NOTICE OF A MEETING OF SHAREHOLDERS AND NO SHAREHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

Attention Shareholders:

We are furnishing this notice and the accompanying information statement (the “Information Statement”) to the holders of shares of common stock, par value $0.0001 per share (“Common Stock”), of AmericaTowne, Inc., a Delaware corporation (the “Company”) pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and Regulation 14C and Schedule 14C thereunder, in connection with the approval of the action described below (the “Actions”) taken by written consent of the holders of a majority of the issued and outstanding shares of Common Stock:

1.	The Company’s execution of its Certificate of Amendment of Certificate of Incorporation, amending the Company’s Certificate of Incorporation, as amended (the “Articles”) increasing its shares of common stock to 200,000,000 shares at par value of $0.0001 (the “Share Increase”);

2.

The Company’s execution of its Certificate of Amendment to Certificate of Incorporation  to effectuate a one-to-four stock split of the Company’s issued and outstanding common stock (the “Stock Split,” together with the Share Increase, the “Share Amendments”); and

3.	Following the Share Amendments, effectuating a merger whereby the Company and ATI Modular Technology Corp. (“ATI Modular”), the Company’s subsidiary, merge into one operating entity, with ATI Modular being the surviving entity as outlined in the Agreement and Plan of Merger executed on June 29, 2017 (“Plan of Merger and the First Amendment to the Plan of Merger dated July 14, 2017 collectively “Plan of Merger”).

The purpose of this Information Statement is to notify our shareholders that on June 19, 2017, June 29, 2017, and July 5, 2017, the owners of approximately 85.99% of our issued and outstanding shares of Common Stock voted for the Actions in lieu of a meeting, as allowed for under our Articles and Bylaws of the Company, as amended (the “Bylaws”). In accordance with Rule 14c-2 promulgated under the Exchange Act, the Actions will become effective no sooner than 20 days after we mail this notice and the accompanying Information Statement to our shareholders.

The written consent that we received constitutes the only shareholder approval required for the Actions under Delaware law and, as a result, no further action by any other shareholder is required to approve the Actions and we have not and will not be soliciting your approval of the Actions.

This notice and the accompanying Information Statement are being mailed to our shareholders on or about August _____ 2017. This notice and the accompanying Information Statement shall constitute notice to you of the action by written consent in accordance with Rule 14c-2 promulgated under the Exchange Act.

By Order of the Board of Directors, /s/ Alton Perkins Chairman of the Board

AMERICATOWNE, INC.

4700 Homewood Court, Suite 100

Raleigh, North Carolina 27609
(888) 406-2713

__________________________________

INFORMATION STATEMENT

Action by Written Consent of Majority of Shareholders

__________________________________

ITEM 1. INFORMATION REQUIRED BY SCHEDULE 14A

GENERAL

This Information Statement is being furnished to the holders of shares of common stock, par value $0.0001 per share (“Common Stock” or the “Company’s Common Stock”) of AmericaTowne, Inc. in connection with the action by written consent of the holders of a majority of our issued and outstanding shares of Common Stock taken without a meeting to approve the Actions, as defined above and as described in this Information Statement. In this Information Statement, all references to “the Company,” “we,” “us” or “our” refer to AmericaTowne, Inc. We are mailing this Information Statement to our shareholders of record on or about August _____, 2017.

Pursuant to Rule 14c-2 promulgated by the Securities and Exchange Commission (the “SEC”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), the Actions will not become effective until 20 calendar days following the date on which this Information Statement is first mailed to our shareholders.

The Company is paying the entire cost of furnishing this Information Statement. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Company’s Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

Action by Majority Shareholders

A majority of the Company’s shareholders that collectively own 85.99% of the Company’s issued and outstanding common stock, specifically Yilaime Corporation, which own 13,756,216 shares, or 37.14%, of the Company’s issued and outstanding common stock, and the Alton & Xiang Mei Lin Perkins Family Trust, which owns 17,948,939 shares, or 48.46% of the Company’s issued and outstanding common stock (collectively the “Majority Shareholders”) have consented to the following actions recommended by the Board of Directors (the “Actions”):

•	Action No. 1: On June 19, 2017, the Majority Shareholders consented to the Company’s execution of the Certificate of Amendment of Certificate of Incorporation, amending its Articles by increasing its total shares of authorized common stock from 100,000,000 shares at par value of $0.0001 to 200,000,000 shares at par value of $0.0001 (the “Share Increase”);

•	Action No. 2: On July 5, 2017, following the amendment outlined in Action 1, the Majority Shareholders consented to the Company effectuating a one-to-four stock split of the Company’s common stock via an additional amendment to the Company’s articles (the “Stock Split,” together with the Share Increase referred to as the “Share Amendments”); and

•	Action No. 3: On June 29, 2017, the Majority Shareholders consented to the Company’s merger into ATI Modular Technology Corp. (“ATI Modular”), a subsidiary of the Company, with ATI Modular surviving the merger, as outlined in the Agreement and Plan of Merger (“Plan of Merger and the First Amendment to the Plan of Merger dated July 14, 2017 collectively “Plan of Merger”).

The Board of Directors unanimously approved of the Actions described above. The Consents of the Board of Directors are attached hereto. The Actions detailed above will become effective twenty days after the filing of this Information Statement. As of the close of business on July 5, 2017, we had 37,035,539 shares of Common Stock outstanding of the Company. Each share of outstanding Common Stock is entitled to one vote. Because the Majority Shareholders already consented to the Actions described herein, your consent is not required and is not being solicited in connection with the approval of the aforementioned Actions.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

THIS INFORMATION STATEMENT IS BEING FURNISHED TO YOU SOLELY FOR THE PURPOSE OF INFORMING YOU OF THE MATTERS DESCRIBED HEREIN.

STOCKHOLDERS’ RIGHTS

The elimination of the need for a special meeting of the stockholders to approve the Actions described in this Information Sheet is authorized by Section 228 of the General Corporation Law of the State of Delaware (the “DGCL”). Section 228 provides that, unless otherwise provided in a company’s articles of incorporation, action taken at an annual or special meeting may be taken without a meeting, without prior notice, and without a vote, if consents are signed by shareholders that constitute a majority of the votes of issued and outstanding common stock in the company.

THE SHARE AMENDMENTS

Overview of the Share Amendments

Pursuant to Article III, Section 8 of the Bylaws of the Company, the Majority Shareholders approved the recommendation of the Board of Directors to increase the Company’s total authorized shares of common stock from 100,000,000 shares at par value of $0.0001 to 200,000,000 shares at par value of $0.0001. As of the date of this filing, the Company has 37,035,539 shares of common stock issued and outstanding. The increase in the authorized shares is memorialized in the Consent of Shareholders in Lieu of Meeting dated June 19, 2017 and the Board of Directors’ Resolution dated the same day. Both are attached hereto.

Additionally, the Majority Shareholders approved the recommendation of the Board of Directors to effectuate a one-to-four stock split, meaning that every share currently held by a stockholder will be split into four new shares without any affirmative action on behalf of the stockholders. These actions are outlined in the Consent of Shareholders in Lieu of Meeting dated July 7, 2017 and the Board of Directors’ Resolution dated the same day, attached hereto.

Reasons for the Share Amendments

The Share Amendments were made for the purpose of facilitating the Plan of Merger, discussed below. In order to merge the Company and ATI Modular, a one-to-four stock split was necessary in order to allow for an equal stock exchange when the Company’s common stock is exchanged for ATI Modular common stock. However, the one-to-four split could not be effectuated without increasing the total number of authorized shares, since a one-to-four stock split would have exceeded the Company’s 100,000,000 authorized shares of common stock prior to the Company’s amendment of its Certificate of Incorporation to increase its authorized shares to 200,000,000 shares at $0.0001 par value. Thus, the Board of Directors proposed Action 1, or the Share Increase, in order to facilitate the one-to-four stock split. Thereafter, the Board of Directors proposed Action 2, or the Stock Split, in order to meet the conditions precedent prior to the closing of the Plan of Merger and the ultimate merging of the Company into ATI Modular.

In the interim, the Company also believes that the proposed Stock Split may result in a broader market for the Company’s common stock. The expected decreased price level may encourage interest and trading in the common stock prior to the effectuation of the Plan of Merger. However, the majority of the Company’s issued and outstanding common stock is restricted from transfer, and of the 2,024,636 registered shares, no market presently exists for their exchange. The Stock Split may promote greater liquidity for the Company’s stockholders, although such liquidity could be adversely affected by the increased number of shares of common stock outstanding after the Stock Split.

Effect of the Share Amendments

The Share Amendments will become effective approximately 20 days after this Information Statement has been distributed to the Company's stockholders. Specifically, the Certificate of Amendment memorializing the Stock Split will be filed with the State of Delaware 20 days after this Information Statement is distributed, and will be deemed effective upon filing. Thereafter, the one-to-four stock split will be automatically effective without any further action by any shareholder.

If the Share Amendments are effectuated as planned, the Company’s shareholders will receive four shares for every one share they currently own, thus increasing each shareholder’s total holdings four times over.

 THE PLAN OF MERGER

Overview of the Plan of Merger

The Agreement and Plan of Merger (“Plan of Merger and the First Amendment to the Plan of Merger dated July 14, 2017 collectively “Plan of Merger”) is an agreement entered into between the Company and ATI Modular, the Company’s subsidiary. ATI Modular is a Nevada corporation and a publicly reporting company with the Securities and Exchange Commission. It is publicly traded on the Over-the-Counter Marketplace, which is governed by the Financial Industry Regulatory Authority, under the trading symbol “ATMO.”

The Plan of Merger outlines the merger between the Company and ATI Modular. The Company is defined as the “Merging Entity” while ATI Modular is defined as the “Surviving Entity.” Pursuant to the merger, the Company will merge into ATI Modular to increase operational efficiency and to increase shareholder value. Additionally, shareholders of the Company will have their shares exchanged on a pro rata basis with ATI Modular shares. ATI Modular, being traded over-the-counter, provides former shareholders of the Company with a resource to sell or transfer their shares.

The Surviving Entity will be named ATI holdings, Inc., and will assume the contracts and liabilities of the Company and ATI Modular. The Surviving Entity will, if necessary, develop separate committees to address commitments or business of ATI Modular and the Company. It is estimated that this Plan of Merger will be deemed effective 20 days after this Information Statement is distributed to shareholders of the Company.

Reasons for the Plan of Merger

The Company has an interest in registering its shares with a national market, such as the OTC Markets Group. In researching the most cost-effective ways to move forward with registration, it became apparent that merging into ATI Modular, the Company’s subsidiary, which was already trading over-the-counter, would provide two benefits to the Company’s shareholders.

First, it would allow for the Company’s issued and outstanding shares to be exchanged with the shares of ATI Modular and traded on OTCPink under the symbol “ATMO.” This allows for the Company’s investors to have greater liquidity and allows shareholders to enter a marketplace where they more easily transfer their shares, subject to all applicable federal and state regulations.

Second, by merging operations, the Company and ATI Modular will benefit from a decrease in operational costs. Presently, both entities have reporting obligations under the Securities Exchange Act, resulting in duplicative reporting. By merging the entities, the Company and ATI Modular eliminate the duplicative work, resulting in decreased administrative and professional costs. Though not guaranteed, the Plan of Merger would ideally allow for the Surviving Entity to be more profitable, have less overhead, increasing shareholder value.

Effect of the Plan of Merger

The Plan of Merger will result in the Company merging into ATI Modular. ATI Modular will amend its Articles of Incorporation to change its name to ATI Holdings, Inc. The Surviving Entity will assume the obligations and assets of the Company and shareholders of the Company will have their shares exchanged on a pro rata basis. Thus, once the Plan of Merger is complete, the remaining entity—ATI Holdings, Inc.—will be trading on the OTCPink using the symbol “ATMO.”

This Plan of Merger is entered into in accordance with the DGCL and the Nevada Revised Statutes.

DISSENTERS’ RIGHT OF APPRAISAL

With respect to the Actions described herein, Stockholders have no right under the DGCL, the Company’s Articles, or the Company’s Bylaws to exercise dissenters’ rights of appraisal.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding our shares of Common Stock beneficially owned as of July 5, 2017 for (i) each shareholder known to be the beneficial owner of 5% or more of the Company’s outstanding shares of Common Stock, (ii) each named executive officer and director, and (iii) all executive officers and directors as a group. A person is considered to beneficially own any shares: (i) over which such person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which such person has the right to acquire beneficial ownership at any time within 60 days. Unless otherwise indicated, the address of each shareholder is c/o AmericaTowne, Inc., 4700 Homewood Court, Suite 100 in Raleigh, North Carolina 27609.

For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of Common Stock that such person has the right to acquire within 60 days of this Information Statement. For purposes of computing the percentage of outstanding shares of our Common Stock held by each person or group of persons named above, any shares that such person or persons has the right to acquire within 60 days of this Information Statement is deemed to be outstanding, but is not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares listed as beneficially owned does not constitute an admission of beneficial ownership. The beneficial ownership of each person was calculated based on 37,035,539 shares of common Stock outstanding of the Company as of July 5, 2017.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percentage Beneficially Owned
All Executive Officers and Directors	33,598,810	90.72%
Alton Perkins (1)	31,842,691	85.99%
Xianghai Lin (1)	78,421	<1.0%
Mabiala T. Phuati (1)	517,198	1.40%
Yu Wang (1)	477,190	1.28%
Daniel K. Gatabaki (1)	583,310	1.58%
Yin Cheng (1)	100,000	<1.0%

(1)	Denotes officers and directors of the Company.

WHERE YOU CAN FIND MORE INFORMATION

The Company files annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, proxy statements and other information with the SEC. You may obtain such SEC filings from the SEC’s website at http://www.sec.gov. You can also read and copy these materials at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549. You can obtain information about the operation of the SEC’s public reference room by calling the SEC at 1-800-SEC-0330.

ITEM 3. INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTER TO BE ACTED UPON

Except as disclosed elsewhere in this Information Statement, none of our directors or officers since January 1, 2016, being the commencement of our last completed fiscal year, nor any associate of any of the foregoing persons, have any substantial interest, direct or indirect, by security holdings or otherwise in either (1) amending the Articles to effectuate the Share Increase and Stock Split, nor (2) the Plan of Merger.

ITEM 4. PROPOSALS BY SECURITY HOLDERS

None.

ITEM 5. DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

If hard copies of the materials are requested, we will send only one Information Statement and other corporate mailings to shareholders who share a single address unless we received contrary instructions from any shareholder at that address. This practice, known as “householding,” is designed to reduce our printing and postage costs. However, the Company will deliver promptly upon written or oral request a separate copy of the Information Statement to a shareholder at a shared address to which a single copy of the Information Statement was delivered. You may make such a written or oral request by (a) sending a written notification stating (i) your name, (ii) your shared address and (iii) the address to which the Company should direct the additional copy of the Information Statement, to the Company at American Housing Income Trust, Inc., at the address identified on the first page of this Information Sheet, attention: Chief Executive Officer.

If multiple shareholders sharing an address have received one copy of this Information Statement or any other corporate mailing and would prefer the Company to mail each shareholder a separate copy of future mailings, you may send notification to or call the Company’s principal executive offices. Additionally, if current shareholders with a shared address received multiple copies of this Information Statement or other corporate mailings and would prefer the Company to mail one copy of future mailings to shareholders at the shared address, notification of such request may also be made by mail or telephone to the Company’s principal executive offices.

By Order of the Board of Directors, /s/ Alton Perkins Alton Perkins Chairman of the Board

CONSENT OF BOARD OF DIRECTORS IN LIEU OF MEETING

(AMERICATOWNE, INC.)

NOW COMES the Board of Directors for AmericaTowne, Inc., a Delaware corporation (the “Company”), hereby consents pursuant to Article IV, Section 5 of the Bylaws to the following action in lieu of a meeting:

RESOLVED that Alton Perkins, as Chief Executive Officer and Chief Financial Officer, shall take any and all reasonable and necessary action in implementing the actions voted upon by the majority of shareholders entitled to vote to effectuate the one-to-four (1-to-4) stock split, whereby every individual share of the Company’s issued and outstanding common stock is converted and reconstituted into four (4) shares of common stock with par value of $0.0001 including, but not limited to, filing the proposed Certificate of Amendment of Certificate of Incorporation attached hereto and any other corporate action that must be taken to finalize the stock split.

Dated: July 5, 2017

/s/ Alton Perkins

By: Alton Perkins

Its: Chairman of the Board

RESOLVED that, the Board of Directors hereby approves and recommends the Plan of Merger between the Company and ATI Modular Technology Corporation (the "Plan of Merger").

RESOLVED that, the Board of Directors shall submit the Plan of Merger to the shareholders entitled to vote on approval of the Plan of Merger for adoption either by vote and meeting, or by consent in lieu of a shareholder meeting.

RESOLVED that, in the event the majority of shareholders adopt the Plan of Merger, the Secretary shall certify the approval and adoption in the books and records of the Company, and in turn make the necessary filings with the State of Delaware.

Dated: June 29, 2017

By: Alton Perkins
Its: Chairman of the Board Per
Consent Resolutions of Shareholders

STATE OF NORTH CAROLINA)

WAKE COUNTY)

Acknowledged before me in Wake County, North Carolina on 6/29/17 by Alton Perkins, in his individual capacity.

/s/
Carter Owens
Notary public, State of North Carolina, Wake County
My commission expires 6/5/2021
Acting in the County of Wake

CARTER OWENS
NOTARY PUBLIC
WAKE COUNTY, N.C.
My Commission Expires 6-5-2021.

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CONSENT OF SHAREHOLDERS IN LIEU OF MEETING

(AMERICATOWNE, INC.)

The undersigned shareholders constituting a majority of shareholders entitled to vote in AmericaTowne, Inc., a Delaware corporation (the “Company”), hereby consent in lieu of a meeting pursuant to Article III, Section 8 of the Bylaws and pursuant to §242(a)(3) of Chapter 1, Subchapter VIII of the Delaware General Corporation Law to the following actions:

RESOLVED that, the Board of Directors is hereby authorized to amend the Company’s Articles of Incorporation to effectuate a one-to-four (1-to-4) stock split, whereby each share of the Company’s issued and outstanding common stock (the “Current Shares”) shall be converted into and reconstituted into four (4) shares of common stock with par value of $0.0001 without any further action from any individual shareholder.

RESOLVED that the proposed Certificate of Amendment of Certificate of Incorporation prepared by the Company and attached hereto is ratified and approved.

Dated: July 5, 2017

Alton & Xiang Mei Lin Perkins

Family Trust

/s/ Alton Perkns

By: Alton Perkins

Its: Trustee

Yilaime Corporation, a Nevada

Corporation

/s/ Alton Perkins

By: Alton Perkins

Its: Chairman of the Board

CONSENT OF SHAREHOLDERS IN LIEU OF MEETING
(AMERICATOWNE, INC.)

The undersigned shareholders constituting a majority of shareholders entitled to vote in AmericaTowne, Inc., a Delaware corporation (the "Company"), hereby consent in lieu of a meeting pursuant to Article III, Section 8 of the Bylaws and pursuant to §242(a)(3) of Chapter 1, Subchapter VIII of the Delaware General Corporation Law in approving the Plan of Merger with ATI Modular Technology Corporation presented by the Board of Directors as being in the best interests of the Company.

Dated: June 29, 2017

Alton & Xiang Mei Lin Perkins
Family Trust

By: Alton Perkins
Its: Trustee

Xiang Mei Lin Perkins

By: Xiang Mei Lin Perkins
Its: Trustee

Yilaime Corporation, a Nevada corporation

By: Alton Perkins
Its: Chairman of the Board

STATE OF NORTH CAROLINA)

WAKE COUNTY)

Acknowledged before me in Wake County, North Carolina on 6/29/17 by Alton Perkins, in his individual capacity.

/s/ Carter Owens

Carter Owens

Notary public, State of North Carolina, Wake County
My commission expires 6/5/2021
Acting in the County of Wake

CARTER OWENS
NOTARY PUBLIC
WAKE COUNTY, N.C.
My Commission Expires 6-5-2021.

STATE OF NORTH CAROLINA )

WAKE COUNTY )

Acknowledged before me in Wake County, North Carolina on 6/29/17 by Xiang Mei Lin Perkins, in his individual capacity.

/s/ Carter Owens

Carter Owens

Notary public, State of North Carolina, Wake County

My commission expires 6/5/2021

Acting in the County of Wake

CARTER OWENS
NOTARY PUBLIC
WAKE COUNTY, N.C.
My Commission Expires 6-5-2021.

FIRST AMENDMENT TO AGREEMENT AND PLAN OF MERGER

This *First Amendment to Agreement and Plan of Merger* (this "First Amendment to Plan of Merger") is made and entered into as of July 14, 2017, between ATI Modular Technology Corporation, a Nevada corporation (the "Surviving Corporation"), and AmericaTowne, Inc., a Delaware corporation (the "Merging Corporation"). The Surviving Corporation and the Merging Corporation are sometimes jointly referred to herein as the "Constituent Corporations."

WHEREAS, on June 22, 2017, the Constituent Corporations entered into an Agreement and Plan of Merger (the "Plan of Merger").

WHEREAS, this First Amendment to Plan of Merger corrects Section 2.2(a) of the Plan of Merger setting forth the correct number of authorized shares in the Merging Corporation.

INTENDING TO BE LEGALLY BOUND, and in consideration of the promises and material covenants and agreements contained herein, the Constituent Corporations hereby agree as follows:

1. Amendment to Section 2.2(b). Section 2.2(b) shall be amended to read:

> Stock Issuance and Ownership. The Merging Corporation has issued 200,000,000 shares of common stock authorized and 5,000,000 shares of preferred stock. The Merging Corporation has 37,034,775 shares of common stock issued and outstanding (the "Merging Corporation Shares"). The Merging Corporation has no shares of preferred stock issued and outstanding. The Merging Corporation Shares have voting rights and are entitled to vote as a class. The number of shares is not subject to change before the Effective Time of the Merger.

2. Balance of Plan of Merger. To the extent not amended herein, the balance of the Plan of Merger remains in full force and effect.

IN WITNESS WHEREOF, the parties have duly executed this First Amendment to Plan of Merger as of the date first written above.

AmericaTowne, Inc., a Delaware corporation

By:________________________
Alton Perkins
Chairman of the Board
President and Chief Executive Officer

ATI Modular Technology Corporation, a Nevada corporation

By:________________________
Alton Perkins
Chairman of the Board
President and Chief Executive Officer

1

STATE OF NORTH CAROLINA )

WAKE COUNTY )

Acknowledged before me in Wake County, North Carolina on July 14, 2017 by Alton Perkins, in his individual capacity.

/s/ Kathryn C Brewer
Kathryn C Brewer

Kathryn C Brewer
Notary Public
Wake County
North Carolina
My Commission Expires 7/19/2019

Notary public, State of North Carolina, Wake County
My commission expires 07-19-2019
Acting in the County of Wake, NC

2